Exhibit 99

News Release

Ecolab Inc.

370 Wabasha Street North

St. Paul, Minnesota 55102

FOR IMMEDIATE RELEASE

Michael J. Monahan	(651) 293-2809 (Tel)
(651) 225-3123 (Fax)

ECOLAB REPORTS STRONG THIRD QUARTER EPS GAIN

Continues to expect full year 2003 EPS to increase double-digits

2003 THIRD QUARTER HIGHLIGHTS:

•                                Record diluted net income per share +18% to $0.33

•                                Diluted EPS +14% from ongoing operations to $0.32

•                                Record sales +10% to $983 million

•                                Strong International profit growth and continued domestic sales gains lead the quarter

•                                2003 full year diluted net income per share expected to rise double-digits; ongoing operations EPS expected to rise 10% to 12% to $1.01-$1.03 range

	Third Quarter and Nine Months Ended September 30
	Third Quarter		Nine Months
(Diluted earnings per share)	2003	2002	2003	2002

Pro forma income from ongoing operations	$0.32	$0.28	$0.78	$0.70

Pro forma adjustments
Gain from sale of equity investment	0.02	—	0.02	—
One-time gain from benefit plan changes	—	—	—	0.01
Special charges	(0.01)	(0.01)	—	(0.09)
Adoption of SFAS No. 142 - transition impairment charge	—	—	—	(0.02)
Discontinued operations	—	—	—	0.01

Net income, as reported	$0.33	$0.28	$0.80	$0.61

Per share amounts have been retroactively adjusted for the two-for-one stock split paid June 6, 2003.  Per share amounts do not necessarily sum due to changes in shares outstanding and rounding.  The non-GAAP financial measures in the table above are provided to assist in the reader’s understanding of the comparability of the company’s operations for 2002 and 2003.  Income for the third quarter and nine months ended September 30, 2003 included a gain on the sale of an equity investment and special charges.

Income for 2002 was reduced by several unusual items.  See the attached schedule of “Supplemental 2002 Diluted Earnings per Share Information.”

ST. PAUL, Minn., October 21, 2003:  Strong international profit growth and continued domestic sales gains, along with favorable currency trends and a lower effective tax rate, propelled results in Ecolab’s third quarter ended September 30, 2003 as diluted net income per share rose 18% to $0.33 per share.  (All share and per share results discussed in this release are adjusted to reflect the company’s two-for-one stock split paid June 6, 2003.)

Ecolab’s consolidated sales increased 10% to a record $983 million in 2003’s third quarter. Net income rose 21% to a record $87 million.  Third quarter net income included an after-tax gain of $6.2 million on the previously announced sale of an equity interest in Comac (a floor machine manufacturer based in Italy) and special charges.  The special charges include approximately $1.7 million of after-tax expense related to a change in the amount of goodwill allocated to the Darenas business (a janitorial distribution business based in the United Kingdom) which was sold earlier this year and $0.3 million of after-tax reductions in restructuring expense. Pro forma diluted earnings per share, adjusted for the gain and special charges, was $0.32 for the third quarter and increased 14 percent over last year’s $0.28 per share. (See the schedule of “Supplemental 2002 Diluted Earnings per Share Information” located at the end of this news release.)  Currency translation had a favorable impact on net income of approximately $4 million for the third quarter of 2003.

Commenting on the quarter, Allan L. Schuman, Ecolab’s Chairman and Chief Executive Officer said, “Third quarter earnings from ongoing operations came in at the top end of our $0.30-$0.32 forecast.  We worked hard in the quarter against continued tough market conditions to produce improved sales and a healthy earnings performance, led by our international operations.  Our focus on leveraging our broad market opportunities while improving operating margins in these challenging times demonstrates again the strength and balance of our business and strategy, and the commitment of our people to get the job done.

 “We are confident in our outlook for solid earnings gains in the fourth quarter, which would yield another year of double-digit sales and earnings growth in 2003.  We are determined to do what it takes to ensure our strong growth trends will continue for years to come, as we invest and drive results in our established businesses while at the same time continue to invest and build our developing businesses’ long-term growth and profit potential.  We remain dedicated in our efforts to build on and improve the levels of performance that made us the global leader, and you can be assured this commitment will continue in 2004 — and beyond.”

Third quarter sales for Ecolab’s United States Cleaning & Sanitizing operations rose 4%

to $445 million, as good gains in Kay and Professional Products led growth.  Ecolab’s United States Cleaning & Sanitizing operating income rose 3% to $82 million as the benefits of new products and cost efficiencies were partially offset by higher operating costs and sales force investments and training.

United States Other Services sales increased 2% to $83 million in the third quarter.  Operating income declined 19% to $9 million. Continued good growth by Pest Elimination was offset by GCS, where the transition to a new centralized administration center adversely affected results.

Sales of Ecolab’s International Cleaning & Sanitizing operations rose 5% to $400 million in the third quarter when measured at fixed currency rates. Excluding acquisitions and divestitures, sales rose 2%.  Latin America sales showed double-digit growth.  Europe’s sales results strengthened moderately, while Asia Pacific sales were flat.  Fixed currency operating income rose 17% to $49 million as margins increased through improved business mix as well as careful management of costs.  At public currency rates, International Cleaning and Sanitizing sales increased 17% and operating income grew 31%.

Ecolab reacquired 2.7 million shares of its common stock during the third quarter.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.  These statements do not include the potential impact of business acquisitions, divestitures or other material corporate transactions, which may be completed after the date of this release.  This Business Outlook section should be read in conjunction with the information on “Forward Looking Statements” at the end of this release.

Ecolab expects sales for both domestic and international operations (in fixed currencies) to increase in the fourth quarter 2003 over the fourth quarter 2002. Gross margins are expected to be in the 51% range, and selling, general and administrative expenses are expected to be around 38% of sales.  Interest expense is expected to be approximately $11 million.  The effective tax rate should be approximately 39%.  Overall, currency translation is expected to contribute to fourth quarter earnings.  Earnings per share from ongoing operations are expected to be in the $0.23-$0.25 range in the fourth quarter.

With 2002 sales of $3.4 billion, Ecolab is a global developer and marketer of premium cleaning, sanitizing, pest elimination, maintenance and repair products for the hospitality, foodservice, institutional and industrial markets.

Ecolab shares are traded on the New York Stock Exchange and the Pacific Exchange under the symbol ECL.  Ecolab news releases and other investor information are available on the Internet at http://www.ecolab.com.

Ecolab will host a live webcast to review the third quarter earnings announcement today at 1:00 p.m. Eastern Time.  The webcast will be available to the public on Ecolab’s website at http://www.ecolab.com/investor.  A replay of the webcast will be available at that site through October 31, 2003.

Listening to the webcast requires Internet access, a soundcard and the Windows Media Player or other compatible streaming media player. If you do not have the Media Player client installed on your PC, you may download a free version of Media Player at http://www.microsoft.com/windows/windowsmedia/download/default.asp.

This news release contains various “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These include statements concerning our 2003 fourth quarter and full year financial and business prospects, including estimated gross margins, S, G & A expenses, interest expense, tax rates and currency translation for the fourth quarter 2003.  These statements, which represent Ecolab’s expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such Forward-Looking Statements.  These risks and uncertainties include: the vitality of the foodservice, hospitality, and travel industries; restraints on pricing flexibility due to competitive factors and customer and vendor consolidations; changes in oil or raw material prices or unavailability of adequate and reasonably priced raw materials; the occurrence of capacity constraints or the loss of a key supplier; the effect of future acquisitions or divestitures or other corporate transactions; the company’s ability to achieve plans for past acquisitions; the costs and effects of complying with: (i) laws and regulations relating to the environment and to the manufacture, storage, distribution, efficacy and labeling of the company’s products and (ii) changes in tax, fiscal, governmental and other regulatory policies; economic factors such as the worldwide economy, interest rates and currency movements, including, in particular, the company’s exposure to foreign currency risk; the occurrence of (a) litigation or claims, (b) the loss or insolvency of a major customer or distributor, (c) war, (d) natural or manmade disasters (including material acts of terrorism or other hostilities which impact the company’s markets), and (e) severe weather conditions or public health epidemics affecting the foodservice, hospitality and travel industries; loss of, or changes in, executive management; the company’s ability to continue product introductions and technological innovations; and other uncertainties or risks reported from time-to-time in the company’s reports to the Securities and Exchange Commission.  In addition, the company notes that its stock price can be affected by fluctuations in quarterly earnings.  There can be no assurances that the company’s earnings levels will meet investors’ expectations. Ecolab undertakes no duty to update its Forward-Looking Statements.

# # #

Michael J. Monahan

(651) 293-2809

ECOLAB INC.
CONSOLIDATED STATEMENT OF INCOME
THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2003
(unaudited)

	Third Quarter		Nine Months
(thousands, except per share)	2003	2002	2003	2002

Net Sales	$982,766	$894,866	$2,805,353	$2,520,205

Cost of Sales *	478,163	434,195	1,375,379	1,243,565
Selling, General and Administrative Expenses	357,923	327,666	1,060,739	947,974
Special Items **	1,224	2,109	880	26,223

Operating Income	145,456	130,896	368,355	302,443

Gain on Sale of Equity Investment	10,877	—	10,877	—

Interest Expense, Net	12,051	10,988	34,506	33,455

Income from Continuing Operations before Income Taxes	144,282	119,908	344,726	268,988

Provision for Income Taxes	56,843	47,826	134,814	108,204

Income from Continuing Operations before Cumulative Effect of Change in Accounting	87,439	72,082	209,912	160,784

Change in Accounting for Goodwill and Other Intangible Assets	—	—	—	(4,002)

Gain from Discontinued Operations	—	—	—	1,882

Net Income	$87,439	$72,082	$209,912	$158,664

Diluted Income per Common Share
Income from Continuing Operations	$0.33	$0.28	$0.80	$0.62
Change in Accounting for Goodwill	—	—	—	(0.02)
Gain from Discontinued Operations	—	—	—	0.01
Net Income	$0.33	$0.28	$0.80	$0.61

Weighted-Average Common Shares Outstanding
Basic	258,694	258,575	260,129	257,732
Diluted	261,609	261,223	263,378	261,126

* Cost of sales includes special charges (income) of $301 for the third quarter ended September 30, 2002 and $(45) and $7,393 for the nine months ended September 30, 2003 and 2002, respectively.

** Special items includes revisions to reduce prior restructuring expenses of $448 for the third quarter ended September 30, 2003 and $792 for the nine months ended September 30, 2003.  It also includes expense of $1,672 related to a change in the amount of goodwill allocated to a business sold earlier in the year.

All per share and number of share data has been retroactively adjusted for the company’s two-for-one stock split paid June 6, 2003, except for the Consolidated Statement of Shareholders’ Equity.

Michael J. Monahan
(651) 293-2809

ECOLAB INC.

OPERATING SEGMENT INFORMATION

THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2003

(unaudited)

	Third Quarter		Nine Months
(thousands)	2003	2002	2003	2002

Net Sales
United States
Cleaning & Sanitizing	$444,791	$426,339	$1,292,991	$1,220,801
Other Services	83,497	81,629	239,789	230,943
Total	528,288	507,968	1,532,780	1,451,744
International Cleaning & Sanitizing	399,967	380,328	1,150,121	1,094,412
Effect of Foreign Currency Translation	54,511	6,570	122,452	(25,951)
Consolidated	$982,766	$894,866	$2,805,353	$2,520,205

Operating Income
United States
Cleaning & Sanitizing	$82,472	$80,361	$224,321	$214,280
Other Services	8,755	10,761	19,187	25,247
Total	91,227	91,122	243,508	239,527
International Cleaning & Sanitizing	48,694	41,711	112,558	98,473
Corporate Expense*	(1,184)	(2,411)	(836)	(33,617)
Effect of Foreign Currency Translation	6,719	474	13,125	(1,940)
Consolidated	$145,456	$130,896	$368,355	$302,443

* Consistent with the company’s internal management reporting, corporate expense includes special items to reduce prior restructuring expenses of $448 for the third quarter ended September 30, 2003 and $837 for the nine months ended September 30, 2003.  It also includes expense of $1,672 related to a change in the amount of goodwill allocated to a business sold earlier this year.  In 2002, corporate expense included special items of $2,411 for the third quarter ended September 30, 2002 and $39,407 for the nine months ended September 30, 2002.  Corporate expense also includes a curtailment gain of $5,791 for the nine months ended September 30, 2002.

Michael J. Monahan
(651) 293-2809

ECOLAB INC.

CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2003

(thousands)	September 30 2003	December 31 2002	September 30 2002
	(unaudited)		(unaudited)
Assets
Current assets
Cash and cash equivalents	$66,962	$49,205	$95,462
Accounts receivable, net	649,841	553,154	571,406
Inventories	313,668	291,506	296,295
Deferred income taxes	73,925	71,147	60,099
Other current assets	51,492	50,925	49,365
Total current assets	1,155,888	1,015,937	1,072,627

Property, plant and equipment, net	693,355	680,265	657,820

Goodwill, net	744,217	695,700	650,100

Other intangible assets, net	198,617	188,670	182,469

Other assets, net	272,770	285,335	202,566

Total assets	$3,064,847	$2,865,907	$2,765,582

Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$75,375	$160,099	$132,350
Accounts payable	209,528	205,665	205,391
Compensation and benefits	168,951	184,239	157,437
Income taxes	90,710	12,632	36,081
Other current liabilities	324,837	291,193	311,089
Total current liabilities	869,401	853,828	842,348

Long-term debt	573,963	539,743	539,636

Postretirement health care and pension benefits	219,875	207,596	206,373

Other liabilities	169,764	164,989	124,536

Shareholders’ equity	1,231,844	1,099,751	1,052,689

Total liabilities and shareholders’ equity	$3,064,847	$2,865,907	$2,765,582

Michael J. Monahan
(651) 293-2809

ECOLAB INC.

SUPPLEMENTAL 2002 DILUTED EARNINGS PER SHARE INFORMATION

(unaudited)

	Quarter Ended March 31 2002	Quarter Ended June 30 2002	Six Months Ended June 30 2002	Quarter Ended Sept. 30 2002	Nine Months Ended Sept. 30 2002	Quarter Ended Dec. 31 2002	Year Ended Dec. 31 2002

Pro forma income from ongoing operations	$0.18	$0.23	$0.42	$0.28	$0.70	$0.22	$0.92
Pro forma adjustments:
One-time gain from benefit plan changes	0.01		0.01		0.01		0.01
Special restructuring and merger integration charges	(0.06)	(0.03)	(0.09)	(0.01)	(0.09)	(0.03)	(0.12)
Adoption of SFAS No. 142 - transitional impairment charge	(0.02)		(0.02)		(0.02)		(0.02)
Discontinued operations	0.01		0.01		0.01		0.01
Net income, as reported	$0.13	$0.20	$0.33	$0.28	$0.61	$0.19	$0.80

Per share amounts do not necessarily sum due to changes in shares outstanding and rounding.

The non-GAAP financial measures in the table above are provided to assist in the reader’s understanding of the comparability of the company’s operations for 2003 and 2002. The company believes that 2002 pro forma income from ongoing operations, a non-GAAP financial measure, is a useful basis to compare the company’s 2003 results against, because four unusual items during 2002 impacted the company’s reported net income (see “pro forma adjustments” in table above).  The presentation above reconciles as reported net income (U.S. GAAP amounts) to pro forma income from ongoing operations for the full year and quarters and interim year-to-date periods ended March 31, June 30, September 30 and December 31, 2002. The information was originally presented in the company’s 2002 quarterly earnings releases and reflects the impact of the company’s two-for-one stock split paid June 6, 2003.

The pro forma information should not be construed as an alternative to reported results under U.S. GAAP.